EXHIBIT 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE
PARAGON OFFSHORE REPORTS FIRST QUARTER 2015 RESULTS

HOUSTON, May 13, 2015 - Paragon Offshore plc (“Paragon”) (NYSE: PGN) today reported first quarter 2015 net income of $61.1 million, or $0.69 per diluted share as compared to first quarter 2014 net income of $124.6 million, or $1.47 per diluted share. Results for the quarter include a $16.8 million, or $0.17 per diluted share, gain on the sale of an asset and a $4.3 million, or $0.05 per diluted share, gain related to the repurchase of an aggregate principal amount of $11 million of its senior unsecured notes. For periods prior to Paragon’s spin-off from Noble Corporation plc (“Noble”) on August 1, 2014 (the “Spin-Off”), results of operations are based on Noble’s standard-specification business and include contributions from three standard specification rigs retained by Noble and three standard specification rigs that were sold prior to the Spin-Off. For more information regarding the Spin-Off, please see Paragon’s filings with the U.S. Securities and Exchange Commission (the “SEC”) available on the company’s website at www.paragonoffshore.com.

“In the midst of a challenging environment, Paragon delivered another strong quarter of operational results with unpaid downtime below two percent and cost control efforts well underway,” said Randall D. Stilley, President and Chief Executive Officer. “We also successfully concluded the Prospector acquisition and fully repaid the outstanding Prospector debt using our revolving credit facility. In addition, we added $108 million of contract backlog during the quarter, demonstrating that customers continue to value Paragon's safe, reliable, and efficient standard fleet.”

Total revenues for the first quarter of 2015 were $430.6 million compared to $495.0 million in the fourth quarter of 2014. Paragon reported utilization for its marketed rig fleet, which excludes one recently stacked floater, as 74 percent for the first quarter of 2015, as compared to 84 percent in the fourth quarter of 2014. Average daily revenues increased three percent in the first quarter of 2015 to $152,000 per rig compared to the previous quarter average of $149,000 per rig. Contract drilling operating costs increased slightly in the first quarter to $225.1 million compared to $224.5 million in the fourth quarter of 2014.

Net cash from operating activities was $210.4 million in the first quarter of 2015 as compared to $130.9 million for the fourth quarter of 2014. Capital expenditures in the first quarter totaled $50.7 million. At March 31, 2015, liquidity, defined as cash and cash equivalents plus availability under the company’s revolving credit facility, totaled $495.9 million while the ratio of the company’s net debt to trailing twelve months EBITDA, as defined in the company’s revolving credit facility, was 2.4 at March 31, 2015.
Operating Highlights
Paragon’s total contract backlog at March 31, 2015 was an estimated $1.9 billion compared to $2.2 billion at December 31, 2014.
Utilization of Paragon’s marketed floating rig fleet increased in the first quarter to 100 percent compared to 94 percent in the fourth quarter of 2014. Average daily revenues for Paragon’s floating rig fleet decreased four percent to $277,000 per rig in the first quarter of 2015 from $287,000 per rig in the fourth quarter of 2014.
First quarter 2015 utilization of Paragon’s marketed jackup rig fleet decreased to 71 percent compared to the 82 percent utilization achieved during the fourth quarter of 2014. Average daily revenues for Paragon’s jackup fleet during the first quarter improved by five percent to $127,000 per rig from $120,000 per rig during the fourth quarter of 2014.
At the end of the first quarter of 2015, an estimated 56 percent of the marketed rig operating days were committed for 2015, including 82 percent and 53 percent of the floating and jackup rig days, respectively. The calculations for committed operating days exclude available days related to one floating unit that was recently stacked.

Outlook
During the quarter, Paragon added approximately $108.0 million in backlog related primarily to previously disclosed new contracts and extensions in the North Sea and West Africa. In the North Sea, the Paragon HZ1 received a contract extension from early July 2015 to late August 2016 at a dayrate of $142,000 while the Paragon C463 received a new contract with GDF SUEZ for 225 days beginning late January 2015 at a dayrate of $130,000. Finally, the Paragon C20052 received a contract award for 75 days at a dayrate of $170,000 and a new contract from early July 2015 to late August 2015 at a dayrate of $145,000. In West Africa, the Paragon L782 received a new contract from late May 2015 to mid-September 2015 at a dayrate of $90,000 while the Paragon L783 received a contract extension from early March 2015 to early May 2015 at a dayrate of $129,000.
On May 6, 2015, Paragon reported that a subsidiary had received written notices of termination from PEMEX - Exploración y Producción (“PEMEX”) of the drilling contracts on the Paragon L1113 and the Paragon B301.  These contracts have been terminated by PEMEX pursuant to PEMEX’s right to terminate the contracts on 30 days’ notice.  The effective termination dates for the contracts is expected to be late May 2015.  As a result of the contract terminations, Paragon's backlog decreased by approximately $60 million. Paragon continues to engage in discussions with PEMEX regarding the company’s remaining drilling rigs operating in Mexico.
Mr. Stilley concluded, “Despite recent improvements in oil prices, conditions in the offshore drilling space are likely to deteriorate further during the remainder of 2015.  Dayrates may head lower, driven by a variety of supply and demand factors; and we believe the industry will see additional contract renegotiations and outright contract cancellations. Our approach to navigating these turbulent waters includes the following actions:  (1) reduce operating costs and capital expenditures to preserve contract drilling margins and liquidity; (2) refinance the debt we assumed as part of the Prospector acquisition; (3) aggressively pursue new contracts by utilizing our position as the low cost provider of offshore rigs; (4) continue to evaluate additional opportunities to strengthen our balance sheet; and (5) above all else, maintain our focus on being the high-quality, safe, and low-cost offshore drilling contractor - a key differentiator for Paragon.”
About Paragon Offshore
Paragon is a global provider of offshore drilling rigs. Paragon’s drilling fleet includes 34 jackups, including two high specification heavy duty/harsh environment jackups, and six floaters (four drillships and two semisubmersibles). Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.
Forward-Looking Disclosure Statement
This release contains forward-looking statements. Statements regarding contract backlog, earnings, costs, revenue, rig demand, fleet condition or performance, shareholder value, contract commitments, dayrates, contract commencements, contract extensions or renewals, industry fundamentals, customer relationships and requirements, strategic initiatives, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the operation of Paragon as a separate, publicly traded company, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s annual report on Form 10-K for the fiscal year ended December 31, 2014, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Paragon also scheduled a teleconference and webcast related to its first quarter 2015 results on Thursday, May 14, 2015, at 8:00 a.m. U.S. Central Daylight Time. The teleconference can be accessed from the U.S. and Canada by dialing 1-888-771-4371, or internationally by dialing 1-847-585-4405, and using access code: 39310592. Interested parties may also listen to the webcast through a link posted on Paragon's website at www.paragonoffshore.com, under "Events & Presentations" in the "Investor Relations" section of the website.
A telephonic replay of the conference call will be available on Thursday, May 14, 2015, beginning at approximately 12:00 p.m. U.S. Central Daylight Time, through Thursday, May 28, 2015, ending at approximately 11:00 p.m. U.S. Central Daylight Time. The phone number for the conference call replay is 1-888-843-7419 or, for calls from outside of the U.S., 1-630-652-3042, using access code: 39310592#.  A replay of the conference call will also be available on Paragon's website at www.paragonoffshore.com, under "Events & Presentations" in the "Investor Relations" section of the website.
For additional information, contact:

For Investors	Lee M. Ahlstrom
& Media:	Senior Vice President – Investor Relations, Strategy and Planning
+1.832.783.4040

PARAGON OFFSHORE plc
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating revenues
Contract drilling services	$399,819	$491,963
Reimbursables	23,664	14,416
Labor contract drilling services	7,165	8,211
	430,648	514,590
Operating costs and expenses
Contract drilling services	225,105	226,462
Reimbursables	19,978	10,625
Labor contract drilling services	5,613	6,213
Depreciation and amortization	90,075	110,584
General and administrative	15,364	13,245
Gain on disposal of assets, net	(16,795)	—
Gain on repurchase of long-term debt	(4,345)	—
	334,995	367,129
Operating income	95,653	147,461
Other income (expense)
Interest expense, net of amount capitalized	(30,195)	(3,300)
Interest income and other, net	2,265	187
Income before income taxes	67,723	144,348
Income tax provision	(6,565)	(19,782)
Net income	$61,158	$124,566
Net income attributable to non-controlling interest	(31)	—
Net income attributable to Paragon Offshore	$61,127	$124,566

Earnings per share
Basic and diluted	$0.69	$1.47

PARAGON OFFSHORE plc
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$85,773	$56,772
Restricted cash	—	12,502
Accounts receivable, net of allowance for doubtful accounts	348,997	539,376
Prepaid and other current assets	84,268	104,644
Total current assets	519,038	713,294

Property and equipment, net	2,359,673	2,410,360
Other assets	127,597	129,735
Total assets	$3,006,308	$3,253,389

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$6,500	$272,166
Accounts payable	140,471	160,874
Accrued payroll and related costs	47,983	81,416
Other current liabilities	145,077	207,838
Total current liabilities	340,031	722,294

Long-term debt	1,990,930	1,888,439
Deferred income taxes	57,631	58,497
Other liabilities	72,087	89,910
Total liabilities	2,460,679	2,759,140

Total shareholders’ equity	545,629	491,608
Non-controlling interest	—	2,641
Total equity	545,629	494,249
Total liabilities and equity	$3,006,308	$3,253,389

PARAGON OFFSHORE plc
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities
Net income	$61,158	$124,566
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	90,075	110,584
Gain on disposal of assets, net	(16,795)	—
Gain on repurchase of long-term debt	(4,345)	—
Other changes in operating activities	80,292	(35,527)
Net cash from operating activities	210,385	199,623

Cash flows from investing activities
Capital expenditures	(50,699)	(42,524)
Proceeds from the sale of assets	24,007	—
Acquisition of Prospector Offshore Drilling S.A. non-controlling interest	(2,185)	—
Change in restricted cash	12,502	—
Change in accrued capital expenditures	(6,172)	(12,937)
Net cash from investing activities	(22,547)	(55,461)

Cash flows from financing activities
Net change in borrowings on Predecessor bank credit facilities	—	422,402
Net change in borrowings outstanding on Revolving Credit Facility	216,000	—
Repayment of Term Loan Facility	(1,625)	—
Repayment of Prospector Senior Credit Facility	(265,666)	—
Repayment of Prospector Bonds	(101,000)	—
Purchase of Senior Notes	(6,546)	—
Debt issuance costs	—	(381)
Net transfers to parent	—	(570,539)
Net cash from financing activities	(158,837)	(148,518)
Net change in cash and cash equivalents	29,001	(4,356)
Cash and cash equivalents, beginning of period	56,772	36,581
Cash and cash equivalents, end of period	$85,773	$32,225

PARAGON OFFSHORE plc
OPERATIONAL INFORMATION
(In thousands, except operating statistics)
(Unaudited)

	As Reported			Rigs Retained or Sold by Noble			As Adjusted
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31,		December 31,	March 31,		December 31,	March 31,		December 31,
	2015	2014	2014	2015	2014	2014	2015	2014	2014
Rig fleet operating statistics (1)(2)
Jackups:
Average Rig Utilization	71%	83%	80%	n/a	88%	n/a	71%	83%	80%
Marketed Utilization (3)	71%	86%	82%	n/a	88%	n/a	71%	86%	82%
Operating Days	2,174	2,701	2,548	n/a	159	n/a	2,174	2,542	2,548
Average Dayrate	$126,646	$112,340	$120,252	n/a	$119,408	n/a	$126,646	$111,898	$120,252
Floaters:
Average Rig Utilization	83%	78%	71%	n/a	100%	n/a	83%	75%	71%
Marketed Utilization (3)	100%	100%	94%	n/a	100%	n/a	100%	100%	94%
Operating Days	450	630	521	n/a	90	n/a	450	540	521
Average Dayrate	$276,560	$299,234	$287,303	n/a	$414,551	n/a	$276,560	$280,015	$287,303
Total:
Average Rig Utilization	73%	82%	78%	n/a	83%	n/a	73%	80%	78%
Marketed Utilization (3)	74%	87%	84%	n/a	83%	n/a	74%	88%	84%
Operating Days	2,624	3,331	3,069	n/a	249	n/a	2,624	3,082	3,069
Average Dayrate	$152,353	$147,687	$148,615	n/a	$226,086	n/a	$152,353	$123,088	$148,615

(1)
We define average rig utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold-stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet.

(2)	Excludes the Paragon FPSO1.

(3)	Excludes the impact of Paragon cold-stacked rigs.

PARAGON OFFSHORE plc
CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income and earnings per share:

	Three Months Ended
	March 31,
	2015	2014
Allocation of net income
Basic and diluted
Net income attributable to Paragon Offshore	$61,127	$124,566
Earnings allocated to unvested share-based payment awards (1)	(2,854)	—
Net income to ordinary shareholders - basic and diluted	$58,273	$124,566

Weighted average number of shares outstanding - basic and diluted	85,055	84,753

Weighted average unvested share-based payment awards (1)	4,166	—

Earnings per share
Basic and diluted	$0.69	$1.47

(1)
Our basis of presentation related to weighted average unvested shares outstanding for all periods prior to the Spin-Off does not include our unvested restricted stock units that were granted to our employees in conjunction with Paragon’s 2014 Employee Omnibus Incentive Plan. As a result, we have no earnings allocated to unvested share-based payment awards in our earnings per share calculation for periods prior to the Spin-Off.

PARAGON OFFSHORE plc
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the reconciliation of adjusted net income (non-GAAP) to net income:

	Three Months Ended
	March 31,
	2015	2014

Net income attributable to Paragon Offshore	$61,127	$124,566
Adjustments:
Gain on repurchase of long-term debt	(4,345)	—
Gain on disposal of assets, net	(16,795)	—
Tax impact of gains (1)	2,049	—
Adjusted net income	$42,036	$124,566

Allocation of adjusted net income
Basic and diluted
Adjusted net income	$42,036	$124,566
Earnings allocated to unvested share-based payment awards	(1,963)	—
Adjusted net income to ordinary shareholders - basic and diluted	$40,073	$124,566

Weighted average number of shares outstanding - basic and diluted	85,055	84,753

Weighted average unvested share-based payment awards	4,166	—

Adjusted earnings per share
Basic and diluted	$0.47	$1.47

(1)
The estimated tax impact of the gains for the three months ended March 31, 2015 is assumed at the effective tax rate for the quarter. No adjustments for taxes were made for all periods prior to the Spin-Off as income taxes were prepared on a separate return basis as if we had been a standalone company.

PARAGON OFFSHORE plc
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Cont’d)
(In thousands, except operating statistics)
(Unaudited)

	As Reported			Rigs Retained or Sold by Noble			As Adjusted
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31,		December 31,	March 31,		December 31,	March 31,		December 31,
	2015	2014	2014	2015	2014	2014	2015	2014	2014
Operating revenues
Contract drilling services	$399,819	$491,963	$456,026	n/a	$56,163	n/a	$399,819	$435,800	$456,026
Labor contract drilling services	7,165	8,211	8,482	n/a	—	n/a	7,165	8,211	8,482
Reimbursables and other	23,664	14,416	30,485	n/a	2,313	n/a	23,664	12,103	30,485
	430,648	514,590	494,993	n/a	58,476	n/a	430,648	456,114	494,993
Operating costs and expenses
Contract drilling services	225,105	226,462	224,536	n/a	17,994	n/a	225,105	208,468	224,536
Labor contract drilling services	5,613	6,213	5,745	n/a	—	n/a	5,613	6,213	5,745
Reimbursables	19,978	10,625	26,401	n/a	1,523	n/a	19,978	9,102	26,401
Depreciation and amortization	90,075	110,584	91,088	n/a	10,964	n/a	90,075	99,620	91,088
General and administrative	15,364	13,245	24,116	n/a	1,292	n/a	15,364	11,953	24,116
Loss on impairment	—	—	130,540	n/a	—	n/a	—	—	130,540
Gain on disposal of assets, net	(16,795)	—	—	n/a	—	n/a	(16,795)	—	—
Gain on repurchase of long-term debt	(4,345)	—	(11,744)	n/a	—	n/a	(4,345)	—	(11,744)
	334,995	367,129	490,682	n/a	31,773	n/a	334,995	335,356	490,682
Operating income	95,653	147,461	4,311	n/a	26,703	n/a	95,653	120,758	4,311
Other income (expense)
Interest expense, net of amount capitalized	(30,195)	(3,300)	(27,990)	n/a	—	n/a	(30,195)	(3,300)	(27,990)
Interest income and other, net	2,265	187	3,116	n/a	—	n/a	2,265	187	3,116
Income (loss) before income taxes	67,723	144,348	(20,563)	n/a	26,703	n/a	67,723	117,645	(20,563)
Income tax provision	(6,565)	(19,782)	23,307	n/a	(1,683)	n/a	(6,565)	(18,099)	23,307
Net income	$61,158	$124,566	$2,744	n/a	$25,020	n/a	$61,158	$99,546	$2,744
Net (income)/loss attributable to non-controlling interests	(31)	—	59	n/a	—	n/a	(31)	—	59
Net income attributable to Paragon Offshore	$61,127	$124,566	$2,803	n/a	$25,020	n/a	$61,127	$99,546	$2,803
Adjustments:
Depreciation and amortization							90,075	99,620	91,088
Loss on impairment							—	—	130,540
Gain on disposal of assets, net							(16,795)	—	—
Gain on repurchase of long-term debt							(4,345)	—	(11,744)
Interest expense, net of amount capitalized							30,195	3,300	27,990
Income tax provision							6,565	18,099	(23,307)
EBITDA							$166,822	$220,565	$217,370